SCHEDULE
AS LAST AMENDED MAY 31, 2019
TO THE INVESTMENT ADVISORY AGREEMENT
DATED MAY 31, 2000, AS AMENDED MAY 21, 2001,
BETWEEN THE ADVISORS' INNER CIRCLE FUND II AND HORIZON ADVISERS

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

PORTFOLIO	FEE
Burkenroad Small Cap Fund	0.80% on the first $500 million in assets; 0.75% for assets between $500 million and $1 billion; and 0.70% on assets over $1 billion
Diversified Income Fund	0.70% on the first $500 million in assets; 0.65% for assets between $500 million and $1 billion; and 0.60% on assets over $1 billion
Diversified International Fund	0.86% on the first $100 million in assets and 0.76% on assets over $100 million
Quantitative Long/Short Fund	0.80% on the first $500 million in assets; 0.75% for assets between $500 million and $1 billion; and 0.70% on assets over $1 billion
Louisiana Tax-Free Income Fund	0.60% on the first $500 million in assets; 0.55% for assets between $500 million and $1 billion; and 0.50% on assets over $1 billion
Mississippi Tax-Free Income Fund	0.60% on the first $500 million in assets; 0.55% for assets between $500 million and $1 billion; and 0.50% on assets over $1 billion
U.S. Small Cap Fund	0.80% on the first $500 million in assets; 0.75% for assets between $500 million and $1 billion; and 0.70% on assets over $1 billion
Dynamic Asset Allocation Fund	0.70% on the first $500 million in assets; 0.65% for assets between $500 million and $1 billion; and 0.60% on assets over $1 billion
International Small Cap Fund	0.80% on the first $500 million in assets; 0.75% for assets between $500 million and $1 billion; and 0.70% on assets over $1 billion
Microcap Fund	0.80% on the first $500 million in assets; 0.75% for assets between $500 million and $1 billion; and 0.70% on assets over $1 billion

Acknowledged and Accepted by:

Horizon Advisers

/s/ David Lundgren
Name:	David Lundgren
Title:	Executive Vice President and Chief Investment Officer

The Advisors’ Inner Circle Fund II

/s/ Dianne Descoteaux
Name:	Dianne Descoteaux
Title:	Vice President and Secretary